Exhibit 99.1

THE BANCORP APPOINTS DOMINIC CANUSO AS CHIEF FINANCIAL OFFICER

WILMINGTON, Delaware, November 3, 2025 – The Bancorp, Inc. (NASDAQ: TBBK), today announced the appointment of Dominic C. Canuso as Chief Financial Officer. In this role, Canuso will oversee the company’s financial strategy and operations, guiding The Bancorp’s continued growth and execution of its long-term strategic initiatives.

“Dominic brings a strong record of financial leadership and strategic vision to The Bancorp,” said Damian Kozlowski, Chief Executive Officer, The Bancorp. “His experience leading complex organizations through periods of transformation and expansion aligns with our continued focus on growth, innovation, and operational excellence. We are thrilled to welcome Dominic to our executive leadership team.”

Canuso joins The Bancorp with over 25 years of experience in financial services, including expertise in corporate strategy, financial planning, and operational leadership. Most recently, he served as Chief Financial Officer at Capital Bank, where he led corporate finance and strategic growth initiatives. Prior to Capital Bank, Canuso spent seven years as Chief Financial Officer at WSFS Bank. His earlier experience also includes leadership roles at Barclays Bank Delaware and Advanta Bank Corporation.

“I’m honored to join The Bancorp at such an exciting time in its growth journey,” said Canuso. “The company’s reputation for innovation, partnership, and financial strength provides a strong foundation for continued success. I look forward to working with the leadership team to build on that momentum and deliver long-term value for our clients, partners, and shareholders.”

Canuso earned both his Executive MBA and B.S. in Business Administration from Villanova University and is a Chartered Financial Analyst. He also serves on the Nasdaq Listing and Hearing Review Council and is actively involved with Ronald McDonald House Charities of Delaware, where he serves as Board Chair Elect.

To learn more about The Bancorp and its leadership team, please visit https://www.thebancorp.com.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), through its subsidiary, The Bancorp Bank, N.A., provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. With over 20 years of experience, The Bancorp delivers partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp is the third-largest bank by asset size in South Dakota, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National

Preferred Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the country. With a company-wide commitment to excellence, The Bancorp is recognized as the top-ranked publicly traded bank with assets between $5B-$50B by Bank Director Magazine, a Readers’ Choice Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management’s current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements, such as statements regarding the Company’s long-term growth and strategic initiatives. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

###

Media Relations
Rachel Brick
Director of Strategic Communications
(302) 385-5410
rbrick@thebancorp.com

Investor Relations
Andres Viroslav, Director of Investor Relations
The Bancorp
(215) 861-7990
aviroslav@thebancorp.com

Source: The Bancorp, Inc.